Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports Fourth Quarter and Full Year 2016 Results

•	Revenues of $1.9 billion in the quarter; $7.1 billion in 2016

•	Operating margin of 13.9% in the quarter; 12.1% in 2016

•	Diluted earnings per share of $4.20 in the quarter; $12.14 in 2016

•	Cash from operations of $822 million and free cash flow[1] of $537 million in 2016

NEWPORT NEWS, Va. (Feb. 16, 2017) - Huntington Ingalls Industries (NYSE:HII) reported fourth quarter 2016 revenues of $1.9 billion, up 0.9 percent from the fourth quarter of 2015. Operating income in the quarter was $268 million and operating margin was 13.9 percent, compared to $144 million and 7.6 percent, respectively, in the fourth quarter of 2015. Diluted earnings per share in the quarter was $4.20, compared to $1.06 in the same period of 2015.
For the full year, revenues of $7.1 billion increased 0.7 percent over 2015. Operating income in 2016 was $858 million and operating margin was 12.1 percent, compared to $769 million and 11.0 percent, respectively, in 2015. Diluted earnings per share for the full year was $12.14, compared to $8.36 in 2015. Cash from operations in 2016 was $822 million and free cash flow1 was $537 million, compared to $861 million and $673 million, respectively, in 2015.
New contract awards for 2016 were approximately $5.2 billion, bringing total backlog to $21.0 billion as of Dec. 31, 2016. Major contract awards in 2016 included the detail design and construction contract for the amphibious transport dock Fort Lauderdale (LPD 28); a fixed-price incentive contract to build a ninth Legend-class National Security Cutter (unnamed); the planning, advanced engineering and procurement of long-lead material contract for the amphibious assault ship Bougainville (LHA 8); and the continued advance planning contract for the refueling and complex overhaul (“RCOH”) of the aircraft carrier USS George Washington (CVN 73).
“Huntington Ingalls Industries’ operational performance in 2016 was solid,” said Mike Petters, HII’s president and CEO. “Exceptional execution on mature programs at Ingalls lessened the impact of the ongoing transition between programs at Newport News and drove the strong financial results for the year.”
Petters continued, “Our 2016 performance, the acquisition of Camber Corporation and the formation of our Technical Solutions division established a great foundation to achieve our Path to 2020 strategic commitments.”

1Free cash flow is a non-GAAP measure. See exhibit B for definition and reconciliation.

Results of Operations

	Three Months Ended			Year Ended
	December 31			December 31
(in millions, except per share amounts)	2016	2015	% Change	2016	2015	% Change
Sales and service revenues	$1,922	$1,905	0.9%	$7,068	$7,020	0.7%
Operating income	268	144	86.1%	858	769	11.6%
Operating margin %	13.9%	7.6%	638 bps	12.1%	11.0%	118 bps
Segment operating income[1]	225	124	81.5%	715	667	7.2%
Segment operating margin %[1]	11.7%	6.5%	520 bps	10.1%	9.5%	61 bps
Net earnings	197	50	294.0%	573	404	41.8%
Diluted earnings per share	$4.20	$1.06	296.2%	$12.14	$8.36	45.2%

Weighted-average diluted shares outstanding	46.9	47.3		47.2	48.3

Adjusted sales and service revenues[2]	$1,922	$1,905	0.9%	$7,068	$7,033	0.5%
Adjusted operating income[2,3]	268	187	43.3%	858	735	16.7%
Adjusted operating margin %[2,3]	13.9%	9.8%	413 bps	12.1%	10.5%	169 bps
Adjusted segment operating income[1,2,3]	225	167	34.7%	715	633	13.0%
Adjusted segment operating margin %[1,2,3]	11.7%	8.8%	294 bps	10.1%	9.0%	112 bps
Adjusted net earnings[4]	172	92	87.0%	479	354	35.3%
Adjusted diluted earnings per share[4]	$3.67	$1.95	88.2%	$10.15	$7.33	38.5%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.
[2] Non-GAAP measures that exclude the impact of an insurance litigation settlement in the Ingalls segment in second quarter 2015. See Exhibit B for reconciliations.
[3] Non-GAAP measures that exclude the impact of goodwill impairment charges in second and fourth quarters of 2015 and the impact of an intangible asset impairment charge in the Technical Solutions segment in fourth quarter 2015. See Exhibit B for reconciliations.

[4] Non-GAAP measures that exclude the after-tax impacts of: FAS/CAS Adjustment in 2016 and 2015, an insurance litigation settlement in the Ingalls segment in second quarter 2015, goodwill impairment charges in second and fourth quarters of 2015 in the Technical Solutions segment, an intangible asset impairment charge in the Technical Solutions segment in fourth quarter 2015 and a loss on the early extinguishment of debt in the third quarter of 2015. See Exhibit B for reconciliations.

Fourth Quarter 2016 Significant Event
On December 1, 2016, the Company closed on its previously announced acquisition of Camber Corporation and simultaneously formed a new reporting segment, Technical Solutions. Technical Solutions is comprised of AMSEC, Camber Corporation, Continental Maritime of San Diego, Newport News Industrial, SN3, Undersea Solutions Corporation and UniversalPegasus International.

The segment provides agile software development and network engineering, training systems, logistics support, information technology, fleet maintenance and modernization, unmanned undersea systems, nuclear engineering and fabrication, and oil and gas engineering to a wide variety of government and commercial customers worldwide.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended			Year Ended
	December 31			December 31
($ in millions)	2016	2015	% Change	2016	2015	% Change
Revenues	$641	$580	10.5%	$2,389	$2,188	9.2%
Segment operating income[1]	85	59	44.1%	321	379	(15.3)%
Segment operating margin %[1]	13.3%	10.2%	309 bps	13.4%	17.3%	(390) bps
Adjusted revenues[2]	641	580	10.5%	2,389	2,201	8.5%
Adjusted segment operating income[1,2]	85	59	44.1%	321	243	32.1%
Adjusted segment operating margin %[1,2]	13.3%	10.2%	309 bps	13.4%	11.0%	240 bps
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for reconciliations.
[2] Non-GAAP measures that exclude the impact of an insurance litigation settlement in second quarter 2015. See Exhibit B for reconciliations.

Ingalls Shipbuilding revenues for the fourth quarter were $641 million, an increase of $61 million, or 10.5 percent, from the same period in 2015, due to higher revenues in surface combatants and the Legend-class National Security Cutter (“NSC”) program, partially offset by lower revenues in amphibious assault ships. Higher surface combatant revenues were primarily due to increased volumes on Lenah H. Sutcliffe Higbee (DDG 123) and Frank E. Petersen Jr. (DDG 121), partially offset by decreased volume on Delbert D. Black (DDG 119) and the delivery of John Finn (DDG 113) in the quarter. Higher NSC program revenues were primarily due to increased volume on Midgett (NSC 8), partially offset by the delivery of USCGC Munro (NSC 6) in the quarter. Lower amphibious assault ships revenues were due to the delivery of USS John P. Murtha (LPD 26) in the second quarter of 2016 and decreased volume on Portland (LPD 27), partially offset by increased volumes on Fort Lauderdale and Bougainville.
Ingalls Shipbuilding segment operating income for the fourth quarter was $85 million, an increase of $26 million from the same period last year. Segment operating margin in the quarter was 13.3 percent, compared to 10.2 percent in the same period last year. These increases were primarily due to higher risk retirement and improved performance on the LPD, DDG and NSC programs.

For the full year, Ingalls Shipbuilding revenues were $2.4 billion, an increase of $201 million, or 9.2 percent, from 2015, due to higher revenues in surface combatants and amphibious assault ships, partially offset by lower revenues on the NSC program. Higher surface combatants revenues were primarily due to increased volumes on Frank E. Petersen Jr., Lenah H. Sutcliffe Higbee, and planning yard services, partially offset by the delivery of John Finn. Higher amphibious assault ships revenues were primarily due to increased volumes on Fort Lauderdale, Tripoli (LHA 7) and Bougainville, partially offset by lower volume on Portland and the delivery of USS John P. Murtha. Lower NSC program revenues were due to the delivery of USCGC James (NSC 5) in 2015 and the delivery of Munro in 2016, partially offset by higher volume on Midgett.

For the full year, Ingalls Shipbuilding segment operating income was $321 million, compared to $379 million in 2015. Segment operating margin was 13.4 percent for 2016, compared to 17.3 percent in 2015. Segment operating income and margin in 2015 included a $136 million favorable impact from an insurance litigation settlement. Adjusting for the insurance litigation settlement, segment operating income in 2016 increased $78 million over 2015, and segment operating margin increased 240 basis points. These increases were primarily due to higher risk retirement

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

on the LPD and DDG programs, partially offset by lower risk retirement on the America class (LHA 6) program.

Key Ingalls Shipbuilding milestones for the quarter:

•	Awarded a $1.15 billion fixed-priced incentive contract for the detail design and construction of Fort Lauderdale

•	Awarded a $486 million fixed-priced incentive contract for the construction of a ninth NSC

•	Delivered Munro to the U.S. Coast Guard

•	Delivered John Finn to the U.S. Navy

•	Launched Kimball (NSC 7)

•	Launched Paul Ignatius (DDG 117)

Newport News Shipbuilding

	Three Months Ended			Year Ended
	December 31			December 31
($ in millions)	2016	2015	% Change	2016	2015	% Change
Revenues	$1,119	$1,194	(6.3)%	$4,089	$4,298	(4.9)%
Segment operating income[1]	139	116	19.8%	386	401	(3.7)%
Segment operating margin %[1]	12.4%	9.7%	271 bps	9.4%	9.3%	11 bps
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for reconciliations.
Newport News Shipbuilding revenues for the fourth quarter were $1.1 billion, a decrease of $75 million, or 6.3 percent, from the same period in 2015, due to lower revenues in aircraft carriers and submarines. Lower aircraft carriers revenues were primarily due to decreased volumes on the construction contract for Gerald R. Ford (CVN 78) and the execution contract for the RCOH of USS Abraham Lincoln (CVN 72), partially offset by increased volumes on the advance planning contracts for the RCOH of USS George Washington and the construction preparation contract for Enterprise (CVN 80). Lower submarines revenues related to the Virginia class (SSN 774) submarine (“VCS”) program were due to decreased volumes on Block III boats, partially offset by increased volumes on Block IV boats.
Newport News Shipbuilding segment operating income for the fourth quarter was $139 million, an increase of $23 million from the same period last year. Segment operating margin was 12.4 percent for the quarter, compared to 9.7 percent in the same period last year. These increases were primarily due to favorable changes in overhead costs and the receipt of a $15 million local government incentive grant, partially offset by lower risk retirement on the VCS program.

For the full year, Newport News Shipbuilding revenues were $4.1 billion, a decrease of $209 million, or 4.9 percent, from 2015, due to lower revenues in aircraft carriers. Lower aircraft carrier revenues were primarily due to decreased volumes on the construction contract for Gerald R. Ford and the execution contract for the RCOH of USS Abraham Lincoln, partially offset by increased volumes on the construction contract for John F. Kennedy (CVN 79) and the advance planning contract for the RCOH of USS George Washington. Submarines revenues related to the VCS program were relatively flat in 2016 compared to 2015. Increased volumes on Block IV boats and USS John Warner (SSN 785) post-shakedown availability services were offset by decreased volumes on Block III boats.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

For the full year, Newport News Shipbuilding segment operating income was $386 million, a decrease of $15 million from 2015. The decrease was primarily due to lower risk retirement on the VCS program, lower volume and lower risk retirement on the execution contract for the RCOH of USS Abraham Lincoln and lower volume on Gerald R. Ford, partially offset by higher volumes on John F. Kennedy (CVN 79) and the RCOH of USS George Washington (CVN 73), favorable changes in overhead costs, and the receipt of a $15 million local government incentive grant. Segment operating margin for 2016 was 9.4 percent, compared to 9.3 percent in 2015.

Technical Solutions

	Three Months Ended			Year Ended
	December 31			December 31
($ in millions)	2016	2015	% Change	2016	2015	% Change
Revenues	$186	$154	20.8%	$691	$616	12.2%
Segment operating income (loss)[1]	1	(51)	102.0%	8	(113)	107.1%
Segment operating margin %[1]	0.5%	(33.1)%	NM3	1.2%	(18.3)%	NM3
Adjusted segment operating income (loss)[1,2]	1	(8)	112.5%	8	(11)	172.7%
Adjusted segment operating margin %[1,2]	0.5%	(5.2)%	573 bps	1.2%	(1.8)%	294 bps
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for reconciliations.
[2] Non-GAAP measures that exclude the impact of goodwill impairment charges in second and fourth quarters of 2015 and an intangible asset impairment charge in fourth quarter 2015. See Exhibit B for reconciliation.

3 NM means the % change is “not meaningful”.

Technical Solutions revenues for the fourth quarter were $186 million, an increase of $32 million, or 20.8 percent, from the same period in 2015, primarily due to the acquisition of Camber and higher revenues in oil and gas and nuclear and environmental services, partially offset by lower revenues in fleet support. Higher oil and gas revenues were primarily due to increased volume in field services, partially offset by decreased volume in engineering services. Higher nuclear and environmental revenues were primarily due to increased volumes in commercial fabrication services, partially offset by decreased volumes in environmental remediation programs.

Technical Solutions segment operating income for the fourth quarter was $1 million, compared to segment operating loss of $51 million in fourth quarter 2015. Segment operating loss in the fourth quarter of 2015 included a $27 million intangible asset impairment charge and a $16 million goodwill impairment charge. Adjusting for these items, segment operating income in the fourth quarter of 2016 increased $9 million from the same period in 2015. The increase was primarily due to improved performance in oil and gas and fleet support.

For the full year, Technical Solutions revenues were $691 million, an increase of $75 million, or 12.2 percent, from 2015, primarily due to increased volumes in nuclear and environmental and fleet support as well as the acquisition of Camber, partially offset by lower volume in oil and gas.

For the full year, Technical Solutions segment operating income was $8 million, compared to a segment operating loss of $113 million in 2015. Segment operating loss in 2015 included $75 million of goodwill impairment charges and a $27 million intangible asset impairment charge. Adjusting for these items, segment operating income in 2016 increased $19 million over 2015. The increase was primarily due to improved performance in oil and gas, fleet support and nuclear and environmental.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

About Huntington Ingalls Industries

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division provides a wide range of professional services through its Fleet Support, Integrated Missions Solutions, Nuclear and Environmental, and Oil and Gas operations. Headquartered in Newport News, Virginia, HII employs nearly 37,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.

Conference Call Information

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com. A telephone replay of the conference call will be available from 12 noon today through Thursday, Feb. 23 by calling toll-free (855) 859-2056 or (404) 537-3406 and using conference ID 53546409.
Forward-Looking Statements

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31
(in millions, except per share amounts)	2016	2015	2014
Sales and service revenues
Product sales	$5,631	$5,665	$5,712
Service revenues	1,437	1,355	1,245
Sales and service revenues	7,068	7,020	6,957
Cost of sales and service revenues
Cost of product sales	4,380	4,319	4,489
Cost of service revenues	1,228	1,198	1,051
Income (loss) from operating investments, net	6	10	11
Other income and gains	15	—	—
General and administrative expenses	623	669	726
Goodwill impairment	—	75	47
Operating income (loss)	858	769	655
Other income (expense)
Interest expense	(74)	(137)	(149)
Other, net	—	—	1
Earnings (loss) before income taxes	784	632	507
Federal and foreign income taxes	211	228	169
Net earnings (loss)	$573	$404	$338

Basic earnings (loss) per share	$12.24	$8.43	$6.93
Weighted-average common shares outstanding	46.8	47.9	48.8

Diluted earnings (loss) per share	$12.14	$8.36	$6.86
Weighted-average diluted shares outstanding	47.2	48.3	49.3

Net earnings (loss) from above	$573	$404	$338
Other comprehensive income (loss)
Change in unamortized benefit plan costs	(172)	34	(558)
Other	(1)	(5)	—
Tax benefit (expense) for items of other comprehensive income	67	(12)	217
Other comprehensive income (loss), net of tax	(106)	17	(341)
Comprehensive income (loss)	$467	$421	$(3)

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31
($ in millions)	2016	2015
Assets
Current Assets
Cash and cash equivalents	$720	$894
Accounts receivable, net	1,164	1,074
Inventoried costs, net	210	285
Prepaid expenses and other current assets	48	31
Total current assets	2,142	2,284
Property, plant, and equipment, net of accumulated depreciation of $1,627 million as of 2016 and $1,489 million as of 2015	1,986	1,827
Other Assets
Goodwill	1,234	956
Other intangible assets, net of accumulated amortization of $488 million as of 2016 and $465 million as of 2015	548	495
Long-term deferred tax assets	314	336
Miscellaneous other assets	128	126
Total other assets	2,224	1,913
Total assets	$6,352	$6,024
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$316	$317
Accrued employees’ compensation	241	215
Current portion of postretirement plan liabilities	147	143
Current portion of workers’ compensation liabilities	217	227
Advance payments and billings in excess of revenues	166	125
Other current liabilities	256	247
Total current liabilities	1,343	1,274
Long-term debt	1,278	1,273
Pension plan liabilities	1,116	1,001
Other postretirement plan liabilities	431	423
Workers’ compensation liabilities	441	460
Other long-term liabilities	90	103
Total liabilities	4,699	4,534
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 52.6 million shares issued and 46.2 million shares outstanding as of December 31, 2016, and 52.0 million shares issued and 46.9 million shares outstanding as of December 31, 2015	1	1
Additional paid-in capital	1,964	1,978
Retained earnings (deficit)	1,323	848
Treasury stock	(684)	(492)
Accumulated other comprehensive income (loss)	(951)	(845)
Total stockholders’ equity	1,653	1,490
Total liabilities and stockholders’ equity	$6,352	$6,024

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
($ in millions)	2016	2015	2014
Operating Activities
Net earnings (loss)	$573	$404	$338
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	163	154	166
Amortization of purchased intangibles	23	26	28
Amortization of debt issuance costs	5	8	11
Stock-based compensation	36	43	34
Deferred income taxes	85	(15)	(22)
Proceeds from insurance settlement related to investing activities	—	(21)	—
Impairment of goodwill and intangible assets	—	102	47
Loss on early extinguishment of debt	—	44	37
Change in
Accounts receivable	(22)	(41)	140
Inventoried costs	75	54	53
Prepaid expenses and other assets	(17)	(31)	7
Accounts payable and accruals	(41)	97	(86)
Retiree benefits	(44)	32	(4)
Other non-cash transactions, net	(14)	5	6
Net cash provided by (used in) operating activities	822	861	755
Investing Activities
Additions to property, plant, and equipment	(285)	(188)	(165)
Proceeds from disposition of assets	4	32	—
Acquisitions of businesses, net of cash received	(372)	(6)	(272)
Proceeds from insurance settlement related to investing activities	—	21	—
Net cash provided by (used in) investing activities	(653)	(141)	(437)
Financing Activities
Proceeds from issuance of long-term debt	—	600	600
Repayment of long-term debt	—	(995)	(679)
Debt issuance costs	—	(21)	(12)
Tender premiums and fees related to early extinguishment of debt	—	(33)	(31)
Dividends paid	(98)	(81)	(49)
Repurchases of common stock	(194)	(232)	(138)
Employee taxes on certain share-based payment arrangements	(51)	(54)	(64)
Proceeds from stock option exercises	—	—	2
Net cash provided by (used in) financing activities	(343)	(816)	(371)
Change in cash and cash equivalents	(174)	(96)	(53)
Cash and cash equivalents, beginning of period	894	990	1,043
Cash and cash equivalents, end of period	$720	$894	$990
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$229	$242	$161
Cash paid for interest	$71	$96	$113
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$24	$17	$9
Capital assets received from government grants	$30	$—	$—

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income (loss),” “segment operating margin,” “adjusted sales and service revenues,” “adjusted segment operating income (loss),” “adjusted segment operating margin,” “adjusted operating income,” “adjusted operating margin,” “adjusted net earnings,” “adjusted diluted earnings per share,” and “free cash flow.”

We internally manage our operations by reference to “segment operating income (loss)” and “segment operating margin,” which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income (loss) and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income (loss) and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income (loss) and segment operating margin may not be comparable to similarly titled measures of other companies.

Adjusted sales and service revenues, adjusted operating income, adjusted operating margin, adjusted segment operating income (loss), adjusted segment operating margin, adjusted net earnings and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these measures are useful to investors because they exclude items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

Segment operating income (loss) is defined as operating income (loss) for the relevant segment(s) before the FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income (loss) as a percentage of sales and service revenues.

Adjusted sales and service revenues is defined as sales and service revenues adjusted for the impact of the insurance litigation settlement in the Ingalls segment in second quarter 2015.

Adjusted segment operating income (loss) is defined as segment operating income (loss) adjusted for the impacts, as applicable to the relevant segment, of: the insurance litigation settlement in the Ingalls segment in second quarter 2015, the goodwill impairment charges in the Technical Solutions segment in the second and fourth quarters of 2015 and the intangible asset impairment charge in the Technical Solutions segment in fourth quarter 2015.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Adjusted segment operating margin is defined as adjusted segment operating income (loss) as applicable to each segment, as a percentage of adjusted sales and service revenues as applicable to each segment.

Adjusted operating income is defined as operating income adjusted for the impacts of: the insurance litigation settlement in second quarter 2015, the goodwill impairment charges in the second and fourth quarters of 2015 and the intangible asset impairment charge in fourth quarter 2015.

Adjusted operating margin is defined as adjusted operating income as a percentage of adjusted sales and service revenues.

Adjusted net earnings is defined as net earnings adjusted for the after-tax impacts of: the insurance litigation settlement in the second quarter 2015, the goodwill impairment charges in the second and fourth quarters of 2015, the intangible asset impairment charge in fourth quarter 2015, the loss on early extinguishment of debt in third quarter 2015 and the FAS/CAS Adjustment.

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

FAS/CAS Adjustment is defined as the difference between our pension and postretirement plan expense under GAAP Financial Accounting Standards and the same expense under U.S. Cost Accounting Standards (CAS). Our pension and postretirement plan expense is charged to our contracts under CAS.

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities, and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

We present financial measures adjusted for the FAS/CAS Adjustment and non-current state income tax to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income (Loss) and Segment Operating Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2016	2015	2016	2015
Ingalls revenues	$641	$580	$2,389	$2,188
Newport News revenues	1,119	1,194	4,089	4,298
Technical Solutions revenues	186	154	691	616
Intersegment eliminations	(24)	(23)	(101)	(82)
Sales and Service Revenues	1,922	1,905	7,068	7,020
Segment Operating Income (Loss)
Ingalls	85	59	321	379
As a percentage of Ingalls revenues	13.3%	10.2%	13.4%	17.3%
Newport News	139	116	386	401
As a percentage of Newport News revenues	12.4%	9.7%	9.4%	9.3%
Technical Solutions	1	(51)	8	(113)
As a percentage of Technical Solutions revenues	0.5%	(33.1)%	1.2%	(18.3)%
Segment Operating Income (Loss)	225	124	715	667
As a percentage of Sales and Service revenues	11.7%	6.5%	10.1%	9.5%
Non-segment factors affecting operating income:
FAS/CAS Adjustment	38	22	145	104
Non-current state income taxes	5	(2)	(2)	(2)
Operating Income	268	144	858	769
Interest expense	(18)	(64)	(74)	(137)
Other, net	1	—	—	—
Federal and foreign income taxes	(54)	(30)	(211)	(228)
Net Earnings	$197	$50	$573	$404

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Sales and Service Revenues, Adjusted Segment Operating Income, Adjusted Segment Operating Margin, Adjusted Operating Income and Adjusted Operating Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2016	2015	2016	2015
Ingalls revenues	$641	$580	$2,389	$2,188
Adjustment for insurance litigation settlement	—	—	—	13
Adjusted Ingalls revenues	641	580	2,389	2,201
Newport News revenues	1,119	1,194	4,089	4,298
Technical Solutions revenues	186	154	691	616
Intersegment eliminations	(24)	(23)	(101)	(82)
Adjusted Sales and Service Revenues	$1,922	$1,905	$7,068	$7,033

Operating income	$268	$144	$858	$769
As a percentage of sales and service revenues	13.9%	7.6%	12.1%	11.0%
Non-segment factors affecting operating income:
FAS/CAS Adjustment	(38)	(22)	(145)	(104)
Non-current state income taxes	(5)	2	2	2
Unadjusted Segment Operating Income	$225	$124	$715	$667
As a percentage of sales and service revenues	11.7%	6.5%	10.1%	9.5%

Adjustments affecting segment operating income (loss):
Ingalls segment operating income	$85	$59	$321	$379
Adjustment for insurance litigation settlement	—	—	—	(136)
Adjusted Ingalls segment operating income	85	59	321	243
As a percentage of Ingalls adjusted revenues	13.3%	10.2%	13.4%	11.0%
Newport News segment operating income	139	116	386	401
As a percentage of Newport News revenues	12.4%	9.7%	9.4%	9.3%
Technical Solutions segment operating Income (loss)	1	(51)	8	(113)
Adjustment for impairments of goodwill	—	16	—	75
Adjustment for impairment of intangible assets	—	27	—	27
Adjusted Technical Solutions segment operating Income (loss)	1	(8)	8	(11)
As a percentage of Technical Solutions revenues	0.5%	(5.2)%	1.2%	(1.8)%
Adjusted Segment Operating Income	$225	$167	$715	$633
As a percentage of adjusted sales and service revenues	11.7%	8.8%	10.1%	9.0%

Operating income	$268	$144	$858	$769
As a percentage of sales and service revenues	13.9%	7.6%	12.1%	11.0%
Adjustment for insurance litigation settlement	—	—	—	(136)
Adjustment for impairments of goodwill	—	16	—	75
Adjustment for impairment of intangible assets	—	27	—	27
Adjusted Operating Income	$268	$187	$858	$735
As a percentage of adjusted sales and service revenues	13.9%	9.8%	12.1%	10.5%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Net Earnings

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2016	2015	2016	2015
Net Earnings	$197	$50	$573	$404
After-tax adjustment for insurance litigation settlement (1)	—	—	—	(88)
After-tax adjustment for impairments of goodwill (2)	—	12	—	59
After-tax adjustment for impairment of intangible assets (3)	—	18	—	18
After-tax adjustment for loss on early extinguishment of debt (4)	—	26	—	29
After-tax adjustment for FAS/CAS Adjustment (5)	(25)	(14)	(94)	(68)
Adjusted Net Earnings	$172	$92	$479	$354

Reconciliation of Adjusted Diluted Earnings per Share

	Three Months Ended		Year Ended
	December 31		December 31
	2016	2015	2016	2015
Diluted earnings per share	$4.20	$1.06	$12.14	$8.36
After-tax insurance litigation settlement per share (1)	—	—	—	(1.82)
After-tax impairments of goodwill per share (2)	—	0.25	—	1.22
After-tax impairment of intangible assets per share (3)	—	0.38	—	0.37
After-tax loss on early extinguishment of debt per share (4)	—	0.55	—	0.60
After-tax FAS/CAS Adjustment per share (5)	(0.53)	(0.29)	(1.99)	(1.40)
Adjusted Diluted EPS	$3.67	$1.95	$10.15	$7.33

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Footnotes to the Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share

	Three Months Ended		Year Ended
	December 31		December 31
	2016	2015	2016	2015
(1) Insurance litigation settlement	—	—	—	(136)
Tax effect at 35% statutory rate*	—	—	—	48
After-tax effect	—	—	—	(88)
Weighted-Average Diluted Shares Outstanding	46.9	47.3	47.2	48.3
Per share impact**	—	—	—	(1.82)

(2) Impairments of goodwill	—	16	—	75
Discrete federal tax impact*	—	(4)	—	(16)
After-tax effect	—	12	—	59
Weighted-Average Diluted Shares Outstanding	46.9	47.3	47.2	48.3
Per share impact**	—	0.25	—	1.22

(3) Impairment of intangible assets	—	27	—	27
Discrete federal tax impact*	—	(9)	—	(9)
After-tax effect	—	18	—	18
Weighted-Average Diluted Shares Outstanding	46.9	47.3	47.2	48.3
Per share impact**	—	0.38	—	0.37

(4) Loss on early extinguishment of debt	—	40	—	44
Tax effect at 35% statutory rate*	—	(14)	—	(15)
After-tax effect	—	26	—	29
Weighted-Average Diluted Shares Outstanding	46.9	47.3	47.2	48.3
Per share impact**	—	0.55	—	0.60

(5) FAS/CAS Adjustment	(38)	(22)	(145)	(104)
Tax effect at 35% statutory rate*	13	8	51	36
After-tax effect	(25)	(14)	(94)	(68)
Weighted-Average Diluted Shares Outstanding	46.9	47.3	47.2	48.3
Per share impact**	(0.53)	(0.29)	(1.99)	(1.40)
*The income tax impact is calculated using the tax rate in effect for the relevant non-GAAP adjustment.
**Amounts may not recalculate exactly due to rounding.

Reconciliation of Free Cash Flow

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2016	2015	2016	2015
Net cash provided by (used in) operating activities	345	433	822	861
Less:
Capital expenditures	(140)	(102)	(285)	(188)
Free cash flow	205	331	537	673

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com